SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 13, 2004

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5.	OTHER ITEMS

On January 13, 2004, V. I. Technologies, Inc. (“Vitex”) announced that it had reached a settlement with Precision Pharma Services, Inc. (“Precision”) of amounts due to Vitex related to the 2001 sale to Precision of its plasma operations. Under terms of the agreement, Precision will pay Vitex $1.5 million in cash and will return 4.4 million shares of Vitex common stock or 75% of the shares it had acquired in the 2003 rights offering. The total value of the consideration to be received by Vitex, based upon the most recent closing price on the NASDAQ Stock Market, is $6.4 million. Vitex will release Precision from all obligations which total $5.4 million as of the end of fiscal 2003. The shares to be returned by Precision represent nearly 10% of Vitex’s 45.9 million outstanding common shares. The transaction will be anti-dilutive to Vitex shareholders. A copy of the Vitex press release dated January 13, 2004 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Press Release of V.I. Technologies, Inc. dated January 13, 2004.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated:	January 13, 2004	By:	/s/ Thomas T. Higgins

Thomas T. Higgins, Chief Financial Officer and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of V.I. Technologies, Inc. dated January 13 2004.